UNITED ASSET MANAGEMENT CORPORATION
                           CALCULATION OF EARNINGS (LOSS) PER SHARE
                           ----------------------------------------
                           (In thousands, except per-share amounts)

------------------------------------------------------------------------------------------------
                                                 Income             Shares           Per-Share
                                              (Numerator)        (Denominator)        Amount
------------------------------------------------------------------------------------------------
For the Year Ended December 31, 1999
Basic Earnings per Share
Income available to common
      shareholders                              $61,287,000          59,160,000           $1.04
                                                                                          ======

Effect of Dilutive Securities (1)                         -             300,000
                                                -----------          ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions        $61,287,000          59,460,000           $1.03
                                                ===========          ===========          =====

================================================================================================
For the Year Ended December 31, 1998
Basic Earnings per Share
Income available to common
      shareholders                              $78,507,000          66,158,000           $1.19
                                                                                          =====

Effect of Dilutive Securities (1)                         -           1,911,000
                                                ------------         ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions        $78,507,000          68,069,000           $1.15
                                                ===========          ===========          =====

================================================================================================
For the Year Ended December 31, 1997
Basic Loss per Share
Loss available to common
      shareholders                              $(4,133,000)         69,611,000           $(.06)
                                                                                          =====

Effect of Dilutive Securities (1)                         -                   -
                                                -----------          ----------

Diluted Loss per Share
Loss available to common
      shareholders + assumed conversions        $(4,133,000)         69,611,000           $(.06)
                                                ===========          ==========          ======

============================================================    ================================

(1) Options on 5,629,000, 2,014,000, and 7,013,000 shares of common stock and warrants on 6,219,000, 1,523,000, and 9,350,000 shares of common stock were outstanding during 1999, 1998, and 1997, respectively, but were not included in computing diluted earnings (loss) per share in each of these years because their effects were antidilutive.